UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2019

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission	(IRS Employer
File Number)	Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 12, 2019, Arcimoto, Inc. (the “Company”) entered into an Amended and Restated Subscription Agreement (the “Restated Subscription Agreement”) with FOD Capital, LLC, a Florida limited liability company (the “Investor”), which amended and restated that certain Subscription Agreement dated December 27, 2018 by and among the Company and the Investor (the “Original Agreement”).

Pursuant to the Restated Subscription Agreement and in addition to the issuances under the Original Agreement, the Company issued to the Investor a convertible note in the principal amount of $500,000 (the “Convertible Note”) for an additional purchase price of $500,000 (collectively, the “Transaction”). The Convertible Note matures on September 12, 2020, provided, that the Convertible Note may convert into the Company’s common stock at any time at the option of the Investor at a rate of $4.25 per share. In connection with the Restated Subscription Agreement, the Company also granted the Investor franchise rights for the Florida Keys, subject to certain modifications to the terms of the Company’s standard franchise agreement including, but not limited to, a right of first refusal for any Company rental franchise in the South Beach Region of Miami Beach, Florida..

The Convertible Note is secured by a perfected first secured lien on all our assets. In connection with the Original Agreement, the Company entered into a Security Agreement, an Intellectual Property Security Agreement and a Collateral Assignment of Lease Agreement, each dated as of December 27, 2018 (collectively, the “Collateral Documents”), each of which apply to the Convertible Note pursuant to the Restated Subscription Agreement.

The Restated Subscription Agreement and Convertible Note include customary representations, warranties and covenants by the Company. The Convertible Note was issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing descriptions of the Restated Subscription Agreement and Convertible Note are qualified by reference to the full text of such agreements which are attached to this report on Form 8-K as Exhibits 4.1 and 10.1, and are incorporated herein by reference in their entirety.

For more information on the Original Agreement and Collateral Documents, see the Current Report on Form 8-K filed by the Company on December 28, 2018, which is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures related to the Convertible Note and Collateral Documents under Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The Convertible Note, in the original principal amount of $500,000 was issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The disclosures related to issuance of the Convertible Note under Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.02.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Amended and Restated Subscription Agreement, dated as of September 12, 2019, by and between the Company and FOD Capital, LLC
10.1	Convertible Promissory Note, dated as of September 12, 2019, by the Company in favor of FOD Capital, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: September 18, 2019	By:	/s/ Douglas M. Campoli
Douglas M. Campoli
Chief Financial Officer

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